UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 7, 2010

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey		07934
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 , CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2010, the Corporation and Jeffrey J. Carfora (the “Executive”) entered into a Change in Control Agreement and an Employment Agreement.  The agreements entered into between the Corporation and the Executive are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Change in Control Agreement

The Change in Control Agreement extends for three years with an automatic extension at the end of each year.  In the event that (a) there is a change in control (as defined in the agreement) and (b) the executive either resigns for good reason or is terminated without cause (each as defined in the agreement) the Executive will be entitled to (i) an immediate lump-sum payment equal to three (3.0) times the highest annual cash compensation, consisting solely of salary and bonus, as well as any 401(k) deferral, paid to the Executive during any calendar year in each of the three calendar years immediately prior to the change in control and (ii) certain health and other benefits.  In the event that the severance payments and benefits under the agreements, together with any other parachute payments, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the payments would be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow the executive to retain the same net amount, after such taxes, as each was otherwise entitled to receive.

Employment Agreement

The Employment Agreement, with a term of two years, provides among other things for (i) participation during the employment term in all compensation and employee benefits plans for which any salaried employees of the Corporation are eligible, (ii) an annual base salary equal to $206,000 and (iii) discretionary bonus payments with respect to each calendar year.  Under the agreement, if the executive’s employment is terminated without cause, the Corporation shall pay the executive’s base salary for a period equal to two years from the effective date of such termination.  In the event that the Corporation terminates the executive’s employment for cause or pursuant to retirement, permanent disability or death, the Corporation shall pay the executive any earned but unpaid base salary as of the date of termination of employment.  The employment agreement also includes certain non-compete and non-solicitation provisions.

The foregoing descriptions are qualified in its entirely by Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

Restrictions under the Capital Purchase Program and the American Recovery and Reinvestment Act of 2009

In January 2009 the Corporation entered into a Securities Purchase Agreement with the United States Treasury that provides for its participation in the Capital Purchase Program (“CPP”) under the Treasury’s Troubled Assets Relief Program.  The Corporation is subject to several compensation-related limitations during its participation in the CPP including that each named executive officer has agreed to forego all golden parachute payments.  “Golden parachute payment” was defined under the CPP and was subsequently redefined under the American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”) as any severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, except for payments for services performed or benefits accrued.  Consequently, under the

Stimulus Act, the Corporation is prohibited from making certain severance payment during its participation in the CPP which would include the payments described above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Change in Control Agreement by and between Jeffrey J. Carfora and the Corporation dated April 7, 2010.
10.2	Employment Agreement by and between Jeffrey J. Carfora and the Corporation dated April 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 12, 2010	By:	/s/ Robert M. Rogers
		Name:	Robert M. Rogers
		Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Change in Control Agreement by and between Jeffrey J. Carfora and the Corporation dated April 7, 2010.

10.2	Employment Agreement by and between Jeffrey J. Carfora and the Corporation dated April 7, 2010.